Exhibit 99.1

Contact:

Jeffrey Farrow

CFO

Hyperion Therapeutics

(650) 745-7816

Hyperion Therapeutics Added to Nasdaq Biotechnology Index (NBI)

SOUTH SAN FRANCISCO, Calif., May16, 2013 — Hyperion Therapeutics, Inc. (NasdaqGM: HPTX) today announced that it has been selected for addition to the Nasdaq Biotechnology Index® (Nasdaq:NBI). The semi-annual re-ranking of the NASDAQ Biotechnology Index will become effective upon market open on Monday, May 20, 2013.

The NASDAQ Biotechnology Index is designed to track the performance of a set of NASDAQ listed securities that are classified as either biotechnology or pharmaceutical according to the Industry Classification Benchmark (ICB). The NASDAQ Biotechnology Index is re-ranked semi-annually in May and November. The NASDAQ Biotechnology Index is the basis for the iShares Nasdaq Biotechnology Index(SM) Fund (Nasdaq:IBB), which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NASDAQ Biotechnology Index. In addition, options based on the NASDAQ Biotechnology Index and the iShares Nasdaq Biotechnology Index Fund trade on various exchanges. For more information about the NASDAQ Biotechnology Index, including eligibility criteria, visit www.nasdaq.com.

About Hyperion Therapeutics

Hyperion Therapeutics, Inc. is a commercial stage biopharmaceutical company committed to developing and delivering life-changing treatments for orphan diseases and hepatology. The company’s first commercial product, Ravicti™(glycerol phenylbutyrate) Oral Liquid, was approved in February 2013 and is currently being marketed in the United States.

For more information, please visit www.hyperiontx.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Hyperion, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include the effective date of the Hyperion’s inclusion on the NASDAQ Biotechnology Index. Hyperion undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the business of the company in general, see Hyperion’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013, and any subsequent filings with the Securities and Exchange Commission.

###